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                                                                  EXHIBIT 3.28.1

                            ARTICLES OF INCORPORATION
                                       OF
                                 PAX TUNES, INC.

The undersigned, acting as incorporator of Pax Tunes, Inc., under the Florida Business Corporation Act, adopts the following Articles of Incorporation.

                                 ARTICLE I. NAME

The name of the corporation is:

                           Pax Tunes, Inc.


                               ARTICLE II. ADDRESS

The mailing address of the corporation is:

                           601 Clearwater Park Road
                       West Palm Beach, Florida 33401-6233

                     ARTICLE III. COMMENCEMENT OF EXISTENCE

The existence of the corporation will commence at 8:00 A.M. on the date of filing of these Articles of Incorporation.


                               ARTICLE IV. PURPOSE

The corporation is organized to engage in any activity or business permitted under the laws of the United States and Florida.

                          ARTICLE V. AUTHORIZED SHARES

The maximum number of shares that the corporation is authorized to have outstanding at any time is 10,000 shares of common stock having a par value of $.01 per share.


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                 ARTICLE VI. INITIAL REGISTERED OFFICE AND AGENT

The street address of the initial registered office of the corporation is 601 Clearwater Park Road, West Palm Beach, Florida 33401-6233, and the name of the corporation's initial registered agent at that address is William L. Watson, Esq.

                     ARTICLE VII. INITIAL BOARD OF DIRECTORS

The corporation shall have one director initially. The number of directors may be either increased or diminished from time to time, as provided in the bylaws, but shall never be less than one. The name and street address of the initial director is:

          NAME                            ADDRESS
          ----                            -------

          Lowell W. Paxson                601 Clearwater Park Road
                                          West Palm Beach, Florida  33401-6233


                           ARTICLE VIII. INCORPORATOR

The name and street address of the incorporator is:

           NAME                           ADDRESS
           ----                           -------

           William L. Watson, Esq.        601 Clearwater Park Road
                                          West Palm Beach, Florida  33401-6233

The incorporator of the corporation assigns to this corporation his rights under
Section 607.0201, Florida Statutes, to constitute a corporation, and he assigns to those persons designated by the board of directors any rights he may have as incorporator to acquire any of the capital stock of this corporation, this assignment becoming effective on the date corporate existence begins.

                               ARTICLE IX. BYLAWS

The power to adopt, alter, amend, or repeal bylaws shall be vested in the board of directors and the shareholders, except that the board of directors may not amend or repeal any bylaw adopted by the shareholders if the shareholders specifically provide that the bylaw is not subject to amendment or repeal by the directors.



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                              ARTICLE X. AMENDMENTS

The corporation reserves the right to amend, alter, change, or repeal any provision in these Articles of Incorporation in the manner prescribed by law, and all rights conferred on shareholders are subject to this reservation.

The undersigned incorporator, for the purpose of forming a corporation under the laws of the State of Florida, has executed these Articles of Incorporation this 18th day of February, 1998.



                                           -------------------------------------
                                           William L. Watson, Esq., Incorporator





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CERTIFICATE DESIGNATING PLACE OF BUSINESS OR DOMICILE FOR THE SERVICE OF PROCESS
WITHIN THIS STATE, NAMING AGENT UPON WHOM PROCESS MAY BE SERVED.

Pursuant to Chapter 48.091, Florida Statutes, the following is submitted:

That Pax Tunes, Inc., desiring to organize under the laws of the State of Florida with its initial registered office, as indicated in the Articles of Incorporation, at 601 Clearwater Park Road, City West Palm Beach, State of Florida, has named William L. Watson, Esq. as its agent to accept service of process within this state.

ACKNOWLEDGMENT:

Having been named to accept service of process for the corporation named above, at the place designated in this certificate, I agree to act in that capacity, to comply with the provisions of the Florida Business Corporation Act, and am familiar with, and accept, the obligations of that position.



                                           -------------------------------------
                                           William L. Watson, Registered Agent



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